SCHEDULE 14A INFORMATION
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Washington Federal, Inc.

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WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

December 9, 2016

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders to be held on Wednesday, January 18, 2017 at 2:00 p.m., Pacific Time, at the Sheraton Hotel, 1400 6th Avenue, Seattle, WA 98101.

We are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

 We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to cast your vote in advance of the meeting. This will ensure that your common stock is represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

If you have any questions, please do not hesitate to contact us.

Sincerely,
Roy M. Whitehead
Chairman of the Board and
Chief Executive Officer

WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JANUARY 18, 2017

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Washington Federal, Inc. (the "Company") will be held at the Sheraton Hotel located at 1400 6th Avenue, Seattle, WA 98101, on Wednesday, January 18, 2017 at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect three directors for a three-year term ending in 2020 or until their successors are elected and qualified;

2.	To approve, by a non-binding advisory vote, the compensation of the Named Executive Officers of the Company;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2017; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed November 25, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors
Arian Colachis
Senior Vice President, General Counsel
and Corporate Secretary
December 9, 2016
Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO CAST YOUR VOTE AS SOON AS POSSIBLE. INSTRUCTIONS ON HOW TO VOTE VIA THE INTERNET, TELEPHONE OR BY MAIL ARE CONTAINED BELOW UNDER "PROXY VOTING." IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JANUARY 18, 2017

This Proxy Statement relating to the 2017 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended September 30, 2016 are available for viewing, printing and downloading at www.washingtonfederal.com.

WASHINGTON FEDERAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
January 18, 2017

This Proxy Statement is furnished to the holders of the common stock ("Common Stock"), of Washington Federal, Inc. ("Washington Federal" or the "Company"), the holding company of Washington Federal, National Association, a national bank, in connection with the solicitation of proxies by the Board of Directors ("Board") of the Company, to be used at the Annual Meeting of Stockholders to be held at the Sheraton Hotel located at 1400 6th Avenue, Seattle, WA 98101, on Wednesday, January 18, 2017 at 2:00 p.m. Pacific Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being sent to stockholders on or about December 9, 2016.

The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions provided. If no instructions are specified, the proxy will be voted FOR each of the persons nominated to be directors, FOR the approval of the compensation of the Company's Named Executive Officers and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2017 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice with the Secretary of the Company (Secretary, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and notifying the Secretary of his or her intention to vote in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

The Company's fiscal year end is September 30. All references to 2016 and 2015 represent amounts as of September 30, 2016 and September 30, 2015, or activity for the fiscal years then ended, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only stockholders of record at the close of business on November 25, 2016 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, 89,137,093 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Proposal One: Election of Director Nominees.” A majority of the votes entitled to be cast by stockholders represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. However, the Company’s Board of Directors has adopted a majority vote policy which provides that, in an uncontested election, if an incumbent Director nominee fails to receive a greater number of votes cast “for” the director’s election than “withheld” for such election, the director is required to immediately tender their resignation from the Board to the Company.  Upon receipt of the director’s resignation, the Nominating and Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation.  The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting is required to (i) approve the non-binding resolutions regarding the compensation of the Company's Named Executive Officers, (ii) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2017 and (iii) approve any other business that properly may come before the Annual Meeting.

Because the vote to approve the Named Executive Officer compensation is non-binding, it will not be binding on the Board. However, the Company will consider the outcome of the vote when determining future executive compensation arrangements.

Effect of Abstentions and Broker Non-Votes

Stockholders who abstain from voting on any or all proposals and broker non-votes will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no effect on the votes required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner of the shares at least ten days prior to the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

If you are a beneficial owner and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Banks, brokers and other nominees have the discretion to vote on routine matters, such as the ratification of the selection of our independent registered public accounting firm (Proposal 3), but do not have discretion to vote on non-routine matters such as the election of directors (Proposal 1) and the non-binding advisory proposal on executive compensation (Proposal 2). A broker non-vote will not affect the outcome of the vote on Proposals 1 or 2. Therefore, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote any other routine matters properly presented for a vote at the Annual Meeting.

PROXY VOTING

Voting in Person at the Annual Meeting, via the Internet, by Telephone or Mail

Record holders of shares of Company common stock may vote in person at the annual meeting, via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those record stockholders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Stockholders electing to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct.

Stockholders whose shares are not registered in their own name are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 30, 2016 with respect to: any person or entity known by the Company to be the beneficial owner of 5% or more of the issued and outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Vanguard Group, Inc.	8,798,317	(1)	9.81%
100 Vanguard Boulevard Valley Forge, Pennsylvania, 19482
Blackrock, Inc. and Subsidiaries	8,450,890	(1)	9.42%
400 Howard Street San Francisco, California, 94105
Fidelity Management & Research	8,133,955	(1)	9.07%
82 Devonshire Street Boston, Massachusetts, 02109
Dimensional Fund Advisors	7,715,865	(1)	8.60%
6300 Bee Cave Road Austin, Texas, 78746

1.	As disclosed on Forms 13F filed with the SEC for the quarter ended September 30, 2016.

The following table sets forth information as of September 30, 2016 regarding the beneficial ownership by shares of Common Stock by each of the (i) directors, (ii) executive officers named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Title	# of Shares (1)		Percentage Ownership
David K. Grant	Director	30,400		0.03
Thomas J. Kelley	Director	25,285		0.03
Anna C. Johnson	Director	30,790		0.03
Erin N. Lantz	Director	41		—
Barbara L. Smith	Director	18,100		0.02
Mark N. Tabbutt	Director	49,900		0.06
Randall H. Talbot	Director	25,850		0.03
Roy M. Whitehead	Chairman of the Board and Chief Executive Officer	437,724	(2)	0.49
Brent J. Beardall	President and Chief Banking Officer	209,849	(3)	0.23
Vincent L. Beatty	Senior Vice President and Chief Financial Officer	25,000	(4)	0.03
Cathy E. Cooper	Executive Vice President and Retail Banking Group Manager	13,274	(5)	0.01
Mark A. Schoonover	Executive Vice President and Chief Credit Officer	131,407	(6)	0.15
Linda S. Brower	Retired, former Chief Administration Officer	152,318	(7)	0.17
All Directors and Named Executive Officers as a group (13 persons)		1,149,938	(8)	1.28%

1.
Beneficial ownership includes shares that may be acquired within 60 days through the exercise of outstanding stock options. Except as indicated in the footnotes to this table, each stockholder named in the table above has sole voting and investment power for the shares shown as beneficially owned by them. This information is based on information furnished by the respective directors and executive officers. The percentage of outstanding shares of Common Stock is based on the 89,680,847 shares of Common Stock issued and outstanding on September 30, 2016, plus 122,000 options to purchase shares of Common Stock that are exercisable by an executive as of September 30, 2016.

2.	Mr. Whitehead's ownership includes 145,000 shares of unvested restricted Common Stock and options to purchase 40,000 shares of Common Stock.

3.
Mr. Beardall's ownership includes 65,833 shares of unvested restricted Common Stock, options to purchase 30,000 shares of Common Stock and 18,102 shares of Common Stock held in the Washington Federal 401(k) and Stock Ownership Plan (the "Retirement Plan").

4.	Mr. Beatty's ownership includes 25,000 shares of unvested restricted Common Stock.

5.	Mrs. Cooper's ownership includes 2,200 shares of unvested restricted Common Stock, options to purchase 3,500 shares of Common Stock and 7,508 shares of Common Stock held in the Retirement Plan.

6.	Mr. Schoonover's ownership includes 50,000 shares of unvested restricted Common Stock and options to purchase 18,500 shares of Common Stock.

7.
Mrs. Brower retired in April 2016 and her ownership reflects information known as of that date and also includes options to purchase 30,000 shares of Common Stock and 11,278 shares of Common Stock held in the Retirement Plan.

8.
This includes an aggregate of 36,888 shares held by the Retirement Plan for the benefit of executive officers of the Company's wholly-owned subsidiary, Washington Federal, N.A. (the "Bank"). Directors, unless current or former employees of the Bank, do not participate in the Retirement Plan. The Retirement Plan is a qualified, defined contribution profit sharing and employee stock ownership plan maintained for all eligible employees of the Bank. The shares of Common Stock held by the Retirement Plan are voted by the trustees of such plan at their discretion, but the disposition of such shares can be directed only by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Larry Berg, Ryan Mauer, Lisa King and Robert Zirk, all of who are employees of the Bank.

Insider Ownership and Trading Guidelines
Each Director is expected to own Common Stock in the amount equivalent to 3 times the annual amount of director fees received during the fiscal year.  Director fees are defined to include all cash received for director and committee meetings attended, all retainer fees received and the market value of any stock awards.  All common stock over which the Director has voting rights count toward the ownership guideline.  The expectation is that the ownership levels will be reached within the latter of 5 years of appointment to the Board or by January 1, 2018 for existing Directors.
The Chief Executive Officer is expected to own Common Stock in the amount equivalent to 5 times his annual base salary.  The base salary does not include the value of any retirement contributions, insurance payments, cash bonus payments, or stock options or stock awards.  All common stock over which the Chief Executive Officer has voting rights, including unvested restricted stock, count toward the ownership guideline.  The expectation is that this ownership level will be reached within the latter of 5 years of appointment, or by January 1, 2018.

Named Executive Officers ("NEOs"), excluding the Chief Executive Officer, are expected to own Common Stock in the amount equivalent to 2 times their annual base salary.  The base salary does not include the value of any retirement contributions, insurance payments, cash bonus, stock options or stock awards.  All shares over which the NEO has voting rights, including unvested restricted stock, count toward the ownership guideline.  The expectation is that this ownership level will be reached within the latter of 5 years of appointment or by January 1, 2018 for the current NEOs.

Directors and employees may not “hedge” their Company stock by engaging in short sales or by trading in any options contracts or other derivative securities relating to Company stock or pledge their Company stock in margin accounts.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Restated Articles of Incorporation of the Company provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by the Company's Amended and Restated Bylaws for the Board is up to nine, with one vacancy on the Board currently available.

Pursuant to the Company's Restated Articles of Incorporation, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

At the Annual Meeting, stockholders will be asked to elect three directors of for a three-year term, to continue to serve until their successors are elected and qualified. The Board, upon the recommendation of the Nominating and Governance Committee, has nominated David K. Grant, Anna C. Johnson and Randall H. Talbot to a three-year term. Each of the nominees currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person concerning selection as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of the Company. Alternatively, under such circumstances, the Board may reduce the number of directors of the Company. The Company knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of the Company and the nominees for election as directors.

 Nominees for Three Year Terms Expiring In 2020

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
David K. Grant	63	Director; Managing Partner of Catalyst Storage Partners, a real estate investment and asset management business since November 2007. Former Chief Executive Officer of Shurgard, Inc. until acquired by Public Storage in August 2006. In addition to his operating experience in managing complex and successful businesses, Mr. Grant is a former Certified Public Accountant with substantial experience reviewing and understanding financial statements, SEC reporting, complex real estate transactions and internal controls.	2012
Anna C. Johnson	65	Director; Managing Director of Scan East West Travel, a travel agency. Ms. Johnson is a successful business owner who has built a first-quality travel service that has operated in Seattle, Washington since 1971. Ms. Johnson's experience in operating a small business brings important commercial insights to the Board.	1995
Randall H. Talbot	63
Director; Managing Director of Talbot Financial LLC, an investment advisory firm since June 2010. Mr. Talbot served as Director, Chief Executive Officer and President of Symetra Financial Corporation from 2004 to June 2010, and as Director of Concur Technologies, Inc. from March 2008 to November 2014. Mr. Talbot joined the former parent of Symetra Financial Corporation, Safeco Corporation, in 1998, and from 1998 to 2004 he served as President of Safeco Life Insurance Company. Mr. Talbot has experience in the areas of commercial real estate finance, investments, insurance, risk management, SEC reporting and financial management.
			2012

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE DIRECTOR NOMINEES LISTED ABOVE

Directors with Terms Expiring In 2018

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Roy M. Whitehead	64	Chairman of the Board, Chief Executive Officer and former President of the Company. Mr. Whitehead has served in the industry for forty years and has experience in virtually all aspects of the business. As the Chief Executive Officer he provides practical advice on the operational impact of board policy making and strategy development.	1999
Mark N. Tabbutt	52	Director; Chairman of Saltchuk since October 2008. Saltchuk is a Seattle-based family of transportation and distribution companies focused on North America and is one of the largest privately held companies in the State of Washington. Mr. Tabbutt has experience in acquisitions, strategic planning, financing, capital allocation and managing a diversified group of companies.	2011

Directors with Terms Expiring In 2019

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Thomas J. Kelley	68	Director; Former Managing Partner of the Moscow Russia office of Arthur Andersen from 1997 to 2002 with overall management responsibility for the audit, tax and consulting practices in Moscow and the audit practice in nine offices in the former Soviet Union countries. From 2002 to 2012 Mr. Kelley served as an instructor in the Department of Accounting Albers School of Business at Seattle University. Mr. Kelley's financial expertise is a necessary component of the board. His career in finance and public accounting was centered on the audit of financial services firms.	2005
Erin N. Lantz	37	Director; Vice President and General Manager of Mortgages at Zillow Group where she has worked since 2010. From 2009 to 2010, Ms. Lantz was Senior Vice President at Bank of America where she led the Direct-to-Consumer purchase home loan business. Before entering the mortgage industry, Ms. Lantz worked at Boston Consulting Group. Ms. Lantz was recently appointed to the Board of Directors of TrueCar.com. Ms. Lantz brings extensive knowledge in home finance, consumer behavior and financial technology to the Board.	2016
Barbara L. Smith	67	Director; Owner Barbara Smith Consulting since 1992 providing expertise in leadership development, strategic planning, group dynamics, organization change and executive coaching. Ms. Smith has a Ph.D. in organizational psychology from the University of Washington and has taught classes at the University of Washington and Seattle University in these subjects. Her background is most useful to the board in assessing the leadership ability of management, the health of the corporate culture and overall effectiveness of the organization.	2006

Executive Officers

The following table sets forth information concerning the named executive officers of the Company as of September 30, 2016 (excluding the CEO Roy M. Whitehead, whose information is included above under Directors). Named executive officers of the Company are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years
Brent J. Beardall	45
President from July 2016; Executive Vice President and Interim Chief Financial Officer from September 2015 to May 2016 and Chief Banking Officer since March 2014; Executive Vice President and Chief Financial Officer from October 2003 to March 2014.

Vincent L. Beatty	55	Senior Vice President and Chief Financial Officer since May 2016; Chief Financial Officer for the Federal Home Loan Bank of Seattle from 2008 to June 2015.
Cathy E. Cooper	50
Executive Vice President and Retail Banking Group Manager since September 2016; Senior Vice President and Retail Client Experience February 2016 to September 2016; Senior Vice President and Marketing Communications Manager from 2009 to February 2016.

Mark A Schoonover	58	Executive Vice President and Chief Credit Officer since March 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company's directors and named executive officers and any persons holding more than 10% of the outstanding Common Stock ("Reporting Person") of the Company must report their ownership of the Company's securities and any change in that ownership to the SEC by specific dates. Based solely on reviewing the reports filed by the Reporting Persons and the written representations from the Company's directors and named executive officers, the Company believes that during the fiscal year ended September 30, 2016 the Reporting Persons met all applicable Section 16(a) filing requirements.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

The Board held a total of 7 meetings and acted by consents 4 times during the last fiscal year. No incumbent director attended fewer than 75% of the Board meetings and Board committee meetings (for committees on which he or she served) held during his or her tenure in office during the last fiscal year. Although the Company does not have a formal policy regarding attendance by directors at annual meetings of stockholders, directors are expected to attend such meetings. All directors who were on the Board at the time of the 2016 Annual Meeting were present.

The Board has established various committees, including an Executive Committee, an Audit Committee, a Nominating and Governance Committee, a Regulatory Compliance Committee, a Risk Management Committee and a Compensation Committee. A copy of each of the Committee's Charters is available on the Company's website at www.washingtonfederal.com. The Board has affirmatively determined that a majority of the Company's directors are independent pursuant to the listing requirements of the Nasdaq Stock Market LLC ("NASDAQ"). The current independent directors are Mr. Kelley, Lead Independent Director, Mses. Johnson, Smith, and Lantz, and Messrs. Grant, Tabbutt and Talbot. The independent directors held two regularly scheduled executive sessions during the past fiscal year. The Board also has affirmatively determined that each member of the Audit Committee, Regulatory Compliance Committee, Compensation Committee, Nominating and Governance Committee and Risk Management Committee of the Board is independent within the meaning of applicable laws and regulations and the listing requirements of NASDAQ. The Board also has affirmatively determined that each member of the Audit Committee is an audit committee financial expert as defined by the SEC.

The Board selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Whitehead - Chairman, Kelley, Tabbutt and Talbot. The Executive Committee is authorized to exercise all the authority of the Board in the management of the Company between board meetings unless otherwise provided by the Amended and Restated Bylaws. The Executive Committee did not meet during the past fiscal year.

The Audit Committee consists of Messrs. Kelley - Chairman, Grant and Talbot. The Audit Committee's primary responsibilities include review of all financial reports, oversight of the internal audit and loan review functions, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions. The Audit Committee met on four occasions during the past fiscal year. There were no related party transactions during fiscal 2016 that are required to be disclosed per S-K 404.

The Compensation Committee consists of Mses. Smith - Chairman and Johnson and Mr. Grant. No member of the Compensation Committee has served as an officer or an employee of Washington Federal or its subsidiaries. The Compensation Committee is responsible for all personnel and compensation related matters and makes policy recommendations to the Board. Further, the Compensation Committee is authorized to act under the Company's stock benefit plans to grant stock options and restricted shares. The Compensation Committee met twice during the past fiscal year. The Compensation Committee engaged the consulting firm of Towers Watson in 2015 to evaluate the Company's executive compensation and was paid $50,000 in consulting fees for these services. The decision to engage Towers Watson was made solely by the Compensation Committee.

The Risk Management Committee consists of Messrs. Talbot - Chairman and Tabbutt and Ms. Lantz. The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's enterprise risk management function, including recommending risk tolerance limits to the Board. The Risk Management Committee met four times during the past fiscal year, and prior to Ms. Lantza appointment, was attended by a rotating independent member of the Board.

 The Nominating and Governance Committee consists of Ms. Johnson - Chairman and Messrs. Kelley and Tabbutt. The Nominating and Governance Committee is responsible for establishing and overseeing the general responsibilities and functions of the Board, to assist the Board in identifying and qualifying individuals to serve as directors and to approve nominations for their election. For the present Annual Meeting, the Board appointed Ms. Johnson - Chairman and Messrs. Kelley and Tabbutt to continue to serve on the Nominating and Governance Committee. The Nominating and Governance Committee met twice during the past fiscal year.

The Regulatory Compliance Committee consists of Mr. Tabbutt - Chairman, Dr. Smith and Ms. Lantz. The primary responsibility of the Regulatory Compliance Committee is to monitor the Company's and all subsidiaries compliance with all applicable laws and regulations. The Regulatory Compliance Committee met three times during the past fiscal year.

Board Leadership Structure and the Board's Role in Risk Oversight

The Chief Executive Officer also serves as Chairman of the Board, due in part to the Chief Executive's tenure with the Company and the unique and intimate knowledge regarding the history, strategy, business and operations of the Company he is able to provide.  The Lead Independent Director coordinates the agenda and acts as Chair for periodic meetings of the independent directors and serves as their liaison with the Chairman of the Board.

The Company's Board endorses the view that one of its primary functions is to protect stockholders' interests by providing oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight.  The Chairman of the Board has no greater or lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction.  All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer is not deemed to be in the best interest of the Company at this time.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operations risk, strategic risk and reputation risk.  The Board is responsible for establishing the Company's risk appetite and setting appropriate risk policies. Management is responsible for managing the Company's risks on a day-to-day basis.

The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's enterprise risk management function. In addition, the Managers of the Company's Internal Audit and Loan Review Departments report directly to, and meet regularly with, the Audit Committee. Executive Management attends all board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  Executive Management and the Board work together to provide strong oversight of the Company's management and affairs through its standing committees, Board meetings and Independent director meetings.

Selection of Nominees for the Board

The Nominating and Governance Committee considers candidates for director suggested by its members, other directors of the Company, as well as management and stockholders. The Nominating and Governance Committee also may solicit prospective nominees. In addition, nominees for election as director may be obtained in connection with acquisitions by the Company. A stockholder who desires to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Nominating and Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee also considers whether to nominate any person recommended pursuant to the provision of the Company's Amended and Restated Bylaws relating to stockholder nominations, which is described under “Stockholder Nominations” below. The Nominating and Governance Committee has the authority to retain a third-party search firm to help identify and evaluate potential nominees.

Director Qualifications

In making recommendations for nominees to the Board, the Nominating and Governance Committee reviews and considers the qualifications, strengths and abilities of the potential candidate for nomination. In deciding whether to recommend the re-nomination of an incumbent director whose term is expiring at an upcoming meeting or the nomination of new directors who may have previously served as officers of Washington Federal, the Nominating and Governance Committee considers their prior performance as directors of the Company in addition to the candidates' other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating and Governance Committee works with the Board to identify the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. Accordingly, the Board in selecting nominees will consider criteria such as financial, regulatory and business experience; familiarity with, and participation in, local communities served by the Company; integrity, honesty and reputation; dedication to the Company and its stockholders; and any other factors the Board deems relevant, including age, diversity, size of the Board and regulatory disclosure obligations. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board's particular needs at the time.

Stockholder Nominations

Pursuant to Article IV, Section 4.15 of the Company's Amended and Restated Bylaws, stockholders may nominate persons for election to the Board by submitting such written nominations to the Secretary of the Company at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Stockholders of the Company. The Secretary of the Company will promptly forward all nominations to the Nominating and Governance Committee. Such stockholder's notice shall set forth: (a) the name and address of the stockholder making the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director, if elected. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements set forth in the Company's Amended and Restated Bylaws, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the upcoming Annual Meeting were submitted to the Company in accordance with the foregoing requirements.

Communications with the Board

The Board provides every stockholder the ability to communicate with the Board as a whole and with individual directors on the Board. Stockholders who wish to do so may send written communications to the following address: Board of Directors-Stockholder Communications, c/o Secretary, 425 Pike Street, Seattle, Washington 98101. The Secretary will forward such communication to the director or directors to whom they are addressed.

Code of Conduct and Ethics

The Company maintains a Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honesty and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of the Company and its subsidiaries. In addition, the Company maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company. Each senior financial officer of the Company, including its Chief Executive Officer and Chief Financial Officer, is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal's website at www.washingtonfederal.com. A waiver of such codes for an executive officer or director may be made only by the Board and must be promptly disclosed as required by SEC or NASDAQ rules. The Company will disclose any such waivers, as well as any amendments to the code on its website. No such waivers were requested or granted during 2016 or 2015.

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries. During fiscal 2016, none of the Company's executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee; (2) a director of another entity one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Company's Board.

Related Person Transactions

The Company's wholly-owned subsidiary, Washington Federal, National Association (the "Bank") will from time to time make loans to directors, executive officers and employees at prevailing market interest rates. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank or the Company and that do not involve more than the normal risk of collectability or present other unfavorable features. As of September 30, 2016, there are six loans outstanding to, or guaranteed by, directors. The loans were made at market terms to the directors or their affiliates. The loans are performing in accordance with contractual terms. There is one residential loan to a Named Executive Officer that existed prior to their appointment as an executive officer of the Company.

The Company is also subject to Regulation O of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 215, which governs extensions of credit by the Company to its executive officers and directors, and has in place a Regulation O policy to ensure any extension of credit to an executive officer or director is in compliance with the requirements of Regulation O. The policy requires that all extensions of credit to executive officers or directors be approved by a majority of the disinterested members of the Board of the Company prior to origination.

The Company regularly monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Item 404(a) of Regulation S-K. In addition, our Code of Conduct requires the directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest, including those involving family members. If a transaction is identified, the Company determines if the transaction should be permitted and the disclosure required.

In accordance with its written charter, the Audit Committee reviews, approves and ratifies any newly originated related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company's filings with the SEC pursuant to Item 404 of Regulation S-K. In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to the Company's Board. All new related person transactions were approved by a majority of the disinterested members of the Board and reported to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee performs a critical role in the Company's financial reporting system by overseeing and monitoring management's and the independent auditor's participation in the financial reporting process. The Audit Committee is governed by a charter adopted by the Board, and during the fiscal year, fulfilled its duties and responsibilities as outlined in its charter.

The Audit Committee is comprised solely of independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934. All members have sufficient knowledge in financial and auditing matters to understand the Company's financial reports to serve on the Audit Committee and have been designated by the Board as “Audit Committee Financial Experts” in compliance with the criteria established by the SEC.

The independent auditors have reviewed the financial information included in the Company's quarterly reports on Form 10-Q prior to the filing of such reports with the SEC and such reviews have been discussed with the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed in accordance with Auditing Standard 16 of the Public Company Accounting Oversight Board ("PCAOB"), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants as required by the PCAOB and has discussed with the independent registered public accountants their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Washington Federal's Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the SEC.

The Audit Committee also has selected Deloitte & Touche, LLP as the independent registered public accounting firm for fiscal year 2017 as more fully described in this Proxy Statement under the caption “Proposal 3: Ratification of appointment of independent auditors.”
                             AUDIT COMMITTEE

Thomas J. Kelley, Chairman
David K. Grant
Randall H. Talbot

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Board appoints annually the Compensation Committee, which is responsible for establishing and overseeing the Company's executive compensation programs, including the following:

•
Annually reviewing and recommending to the Board executive compensation, including the compensation of the CEO and other Named Executive Officers (“NEOs”), including executive base salaries, incentive awards, equity-based awards and other long-term incentive awards;

•	Overseeing and administering the Company's short-term incentive compensation plans;

•	Overseeing and administering the Company's long-term, equity-based compensation plans;

•	Overseeing the Company's 401(k) and other benefit plans;

On behalf of the Board, the Compensation Committee seeks to assure that compensation paid to the NEOs, including the CEO, is fair, reasonable and competitive, and is linked to protecting and increasing stockholder value.

Executive Compensation Philosophy

The Board and its Compensation Committee believe the intent of executive compensation and the Company's benefit programs is to both encourage and reward behaviors that ultimately contribute to the achievement of the Company's organizational goals and produce maximum value to its stockholders over the long term. The following core principles are used to guide decisions regarding these programs:

•
Executive compensation must be competitive with relevant markets where the Company competes for employees, to ensure that the Company is able to attract, retain and motivate top performing executive officers;

•	The interests of executives should be aligned with those of the Company's stockholders;

•	Incentives are to be provided to promote the achievement of operating goals as a step toward fulfilling long-term strategic objectives;

•	Rewards should be linked to both company-wide performance and individual performance;

•	Executive compensation should be perceived to be fair by all parties with interests in the Company's success; and

•	Programs must be designed to ensure that the Company is not exposed to excessive risks.

To achieve the objectives of the organization within the parameters of these core principles, the Board and its Compensation Committee have determined that the Company's executive compensation program should consist of the following elements:

•
Base Salary - Base pay opportunities are competitive with other relevant organizations in the markets where the Company competes for employees. Individual pay determinations involve consideration of incumbent qualifications and performance.

•
Short-Term Incentives - Executive management has a significant portion of competitive targeted annual cash compensation at risk, contingent upon meeting pre-defined organization, group and/or individual goals in performance areas they can substantially influence.

•	Long-Term Incentives - Executive management has a significant portion of its competitive total compensation opportunity linked to increases in stockholder value.

•
Benefits - The Company assists executive management in meeting important needs such as retirement income, health care, survivor income, disability income, time-off and other needs through competitive, cost-effective, organization-sponsored programs that provide employees with reasonable flexibility in meeting their individual needs.

Decisions regarding the Company's executive compensation program, as well as individual pay decisions, are made in the context of the Company's principles and its ability to pay, as determined by its financial results.

Role of the Compensation Committee

The Compensation Committee is responsible for, among other things, developing executive compensation recommendations for approval by the Board. As part of its responsibilities, the Compensation Committee reviews and establishes compensation for all of the Company's executive officers and reviews these decisions with the Board as appropriate.

The Compensation Committee is comprised entirely of directors who meet the independence requirements as defined by applicable NASDAQ rules, are deemed “non-employee directors” under Rule 16b-3 of the Exchange Act, as amended, and satisfy the requirements of “outside directors” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code.

A key objective of the Compensation Committee is to further the core compensation principles described above through a compensation structure comprised of base salary and long-term and short-term incentive-based compensation. Since a meaningful part of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of Washington Federal.

In making its recommendations to the Board concerning executive compensation, the Compensation Committee reviewed relevant market data on the financial performance of both national and regional financial institutions, specifically banks and thrifts, which the Company views as its peer group. Such data is used as a point of reference but is not the deciding factor in establishing appropriate compensation for executive officers of Washington Federal, due to the variety of circumstances, financial performance, geography and business plans of the peer group institutions.

The Compensation Committee has the authority to directly engage outside consultants. In July 2015, due to the increasing complexity of rules and regulations related to executive compensation, the Compensation Committee engaged Towers Watson to assist in evaluating the Company's compensation practices and to review executive compensation. As discussed below, this review consisted of a market data assessment and competitive review and analysis of base salary, short-term incentives, long-term incentives and benefits/perquisites.

Towers Watson reported directly to the Chairman of the Compensation Committee and, in performance of its duties, Towers Watson interacted with the Company's executive management. Towers Watson is not affiliated with the Company.

Benchmarking

Peer group benchmarking is used as one data point by the Compensation Committee in making executive compensation decisions. To determine competitiveness in the Company's market, the Compensation Committee is provided with a detailed analysis of proxy statements from 18 peer group companies. The Company's peer group for the 2016 fiscal year analysis consisted of a similarly sized financial institutions ranging in asset size from $5 billion to $20 billion (the "Peer Group"), which were as follows:

Astoria Financial Corporation, Bank of Hawaii Corp., Columbia Banking System, Inc., Commerce Bancshares Inc., FirstMerit Corp., First Midwest Bancorp Inc., Glacier Bancorp, Inc., MB Financial Inc., NBT Bancorp Inc., Old National Bancorp, Prosperity Bancshares Inc., TCF Financial Corp., Texas Capital Bancshares Inc., Trustmark Corp., UMB Financial Corp., Umpqua Holdings Corp., United Bankshares Inc., and Western Alliance Bancorporation.

Total Compensation

Total executive compensation is tied to performance and is structured to ensure focus on financial results, stockholder return, individual performance, and the responsibility and experience of executive officers.
In considering 2016 executive compensation decisions, the Compensation Committee used an internally updated version of Towers Watson's market study using the most recent proxy data for each of the companies in the Peer Group. The Compensation Committee concluded that the pay positioning and overall compensation levels of the Company’s NEOs are within competitive norms. The July 2015 Towers Watson evaluation included a market study of certain senior management positions, including the NEOs, and determined at that time that the CEO’s target compensation was 102% of the median for the Peer Group, and that the other NEOs combined were at 96% of the median target compensation of the Peer Group. Based on these results, and as described further below, the Compensation Committee did not recommend any significant changes to the Company’s executive compensation philosophy for fiscal years 2016 or 2017.

The Compensation Committee of the Board evaluates the individual performance of the NEOs based primarily on the specific contributions of each NEO to the accomplishment of the following qualitative and quantitative criteria. For the NEOs other than the

CEO, the Compensation Committee relies upon the recommendations of the CEO based on his interactions with, and assessment of, performance of each executive. These positions include: President & Chief Banking Officer ("PCBO"), Chief Financial Officer ("CFO"), Chief Credit Officer ("CCO") and Retail Banking Group Manager (“RBGM”):

	CEO	PCBO	CFO	CCO	RBGM
Asset and liability management	x	x	x
Asset generation	x	x
Asset quality	x	x	x	x
Client service & external relations	x	x	x	x	x
Compliance with laws and regulations	x	x	x	x	x
Deposit mix	x	x	x		x
Financial performance	x	x	x	x	x
Human capital development	x	x	x	x	x
Internal Controls	x	x	x	x	x
Investment portfolio	x		x
Leadership & internal communications	x	x	x	x	x
Strategic planning	x	x	x	x	x

The Compensation Committee chose these criteria to ensure integration and alignment of individual performance with the Company's performance. The criteria for the Chief Executive Officer is most closely linked to the Company's objectives since the Chief Executive Officer bears overall responsibility for the Company's success. Criteria for the other NEO's differ based on each officer's ability to contribute to the Company's performance.

The Company's compensation policies do not employ a specific formulaic approach for evaluating or adjusting individual NEO compensation. Job performance and compensation of the CEO is subjectively determined by the Compensation Committee taking into account the broad criteria set forth above. Job performance and compensation of the other NEOs is subjectively determined by the CEO and reviewed with the Compensation Committee taking into account the broad criteria set forth above.

In order to align executive compensation with stockholder interests, it is the philosophy of the Board that a substantial portion of NEO total compensation be incentive-based and at-risk.  In 2016, 65% of the Chief Executive Officer’s total potential compensation was at-risk, while the total potential at-risk compensation was 56% for NEOs who served in their role for the full fiscal year 2016. Total compensation paid and earned by each NEO in fiscal 2016 was consistent with the Company's financial performance, the individual performance of each NEO, the responsibilities and experience of the NEO, market conditions, and stockholder returns.

Elements of Compensation

Base Salary

Base salaries for the NEOs are determined based on job responsibilities, level of experience and individual performance. In making its recommendations to the Board, the Compensation Committee reviews market data with respect to the Company's Peer Group to assess the competitiveness of the base salary of the NEOs. Such information is used as a point of reference; however, it is not the deciding factor in establishing appropriate base salaries due to the lack of precise comparability.

Merit pay adjustments to base salary are considered annually for each NEO. When making adjustments to the base salary of the Chief Executive Officer, the Compensation Committee considers the job performance and contribution to the successful operation of the Company by the Chief Executive Officer. When making adjustments to the base salaries of the other NEOs, the Compensation Committee relies upon the recommendation of the Chief Executive Officer based on his knowledge of and the performance of each of the NEOs. Executive base salaries are intended to be at levels that will attract, retain and motivate the necessary management expertise to successfully execute the Company's business plan, but are not targeted at specific levels.

In determining individual base salary adjustments, the Compensation Committee also considered the contributions of each NEO to the success of the Company and salaries for comparable positions at other institutions.

Annual Incentive Compensation

An annual incentive compensation program has been established for all employees who have been with the Company's operating subsidiary for at least one year, including the NEOs. Eligibility for the annual incentive program is restricted only by excluding employees who are not in good standing with the Company. All NEOs were, and are, in good standing with the Company. Consistent with the overall compensation philosophy of linking incentive awards to Company-wide and individual performance, the incentive plan is designed to provide performance-based annual cash compensation based on the achievement of annual performance targets approved by the Compensation Committee with the concurrence of the Board.

A short-term incentive compensation plan (“Short-term Incentive Plan”) was established for the NEOs by the Compensation Committee for fiscal 2016. For NEO’s other than the Chief Executive Officer, the bonus opportunity under the Short-term Incentive Plan ranged from 0% to 100%, with a targeted payout (the “Target”) equal to 50% of base salary. The bonus opportunity for the Chief Executive Officer ranged from 0% to 200% of base salary, with a targeted payout equal to 100% of base salary.

For NEOs other than the Chief Executive Officer, 75% of the Short-term Incentive Plan opportunity for 2016 was based on earnings per share (“EPS”) levels that were pre-established by the Compensation Committee. The Short-term Incentive Plan provided a 150% opportunity for the Chief Executive Officer based on EPS. The threshold EPS level was established at $1.67, with a target EPS of $1.735, and a maximum level of $1.80. On the EPS portion of the Short-term Incentive Plan, no bonus would be payable to any NEO if the threshold was not met. During 2016, the Company achieved record net income of $164,048,523, or EPS of $1.785. According to the formula established by the Compensation Committee, NEO’s other than the Chief Executive Officer earned a payout equal to 66.38% of base salary on the EPS portion of the Short-term Incentive Plan and the Chief Executive Officer earned 132.76% of base salary.

The opportunity to earn an additional 25% of base salary for NEO’s other than the Chief Executive Officer was established by the Compensation Committee based on successful completion of the major technology conversion of key operating systems and the re-engineering of associated business processes ("Project Catalyst"). The Project Catalyst portion of the Short-term Incentive Plan provided an opportunity for the Chief Executive Officer to earn an additional 50% of base salary upon successful completion. Project Catalyst was deemed successfully completed during fiscal 2016 and all NEO’s earned the maximum amount.

During fiscal 2016, total Short-term Incentive Plan payouts were 182.76% of base salary for the Chief Executive Officer and 91.38% of base salary for other NEOs.

In the past 10 fiscal years, payouts have ranged from 0 - 100% of base salary for NEO’s, with the exception of the CEO, whose payouts during that time ranged from 0-200% of base salary. Actual payouts averaged 55% of base salary for the NEOs and averaged 96% of base salary for the CEO during that period.

For 2017, the Compensation Committee has approved a short-term incentive plan that will have threshold, target and maximum annual incentive amounts expressed as a percentage of base salaries similar in concept to prior years.

Long-Term Incentives

Long-term equity incentives, primarily restricted stock awards and performance shares granted under the shareholder-approved 2011 Incentive Plan, are intended to focus the efforts of NEOs on activities that are necessary to ensure the Company’s long-term success, as reflected in an increase in the Company’s stock price over a period of years. In fiscal 2016, each of the NEOs received an award of restricted stock and performance shares. For all NEOs together, the mix of awards was 40% in restricted stock and 60% in restricted performance shares. The restricted stock vests over a three-year period.

The restricted performance shares vest in proportional amounts over a three-year period, subject to meeting certain total shareholder return (calculated using the average of the closing price at each quarter end) targets pre-established by the Compensation Committee. For performance shares granted in fiscal 2016, the performance criteria require a 25% eligible share payout for a total annual shareholder return of 9%, a 50% eligible share payout for a total annual shareholder return of 10%, a 75% eligible share payout for a total annual shareholder return of 11% and a 100% eligible share payout for a total annual shareholder return of 12% or greater. If total annual shareholder return is less than 9%, none of the performance shares eligible for vesting that year are earned. Based on the Compensation Committee definition of annual shareholder returns, the NEOs earned 25% of the eligible fiscal year 2014, 2015 and 2016 performance share grants.

The Compensation Committee determined the amount of awards for each NEO on an individual basis based on its subjective assessment of each NEO's relative performance and value to the organization, taking into consideration the recommendations of the Chief Executive Officer for the other NEOs, and taking into consideration the goal of the Compensation Committee that a substantial amount of each NEOs compensation be at-risk. The Compensation Committee confirms achievement of the performance-based awards in October of each year based on the prior fiscal year’s performance and grants new awards based on the new performance goals set by the Compensation Committee.

The Board believes that these long-term incentive awards help align the interests of Washington Federal's executives with those of its stockholders through potential stock ownership. Future awards to the NEOs will include a contingent award that will be earned over multiple years based upon criteria consistent with the terms of the 2011 Incentive Plan. The Compensation Committee and the Board consider stock awards to be a key piece of executive compensation and reviews the appropriateness of such awards annually in light of performance.

In November 2014, the Board implemented a three-year “clawback” policy applicable to all executive officers. The policy provides that, in addition to any other remedies available to the Company under applicable law, the Company may recover (in whole or in part) any incentive compensation, whether paid in cash, stock or other equity, awarded to an executive, whether or not the executive is still employed by the Company, if the Board or any committee of the Board determines that the Company's financial reporting is required to be restated as a result of any fraud or intentional misconduct by the executive(s) and the Board determines that a lower amount of incentive compensation would have been paid to the executive(s) based upon the corrected accounting restatement.

Change in Control Agreements

In order to provide market-competitive compensation packages and to thereby attract and retain the Company's executives, the Company has entered into change of control agreements with the CEO, PCBO and CCO ("Covered NEOs"), which offers severance and change of control benefits to such executives if they are terminated in connection with a change of control event. See Potential Payments Upon Change in Control below.

Perquisites

In fiscal 2016, perquisites were provided to certain executive and senior officers. Perquisites are given to executive and senior officers based upon their role in the Company and the business advantage gained by the use of perquisites. The Company provided the following perquisites to NEOs:

The Company provided Supplemental Long-Term Disability coverage to each NEO that provides for $4,000 in monthly income in the event a long-term disability is suffered and prevents continued employment. The annual benefit cost of each policy was approximately $1,300.

Messrs. Beardall, Schoonover and Whitehead were provided with a Supplemental Long-Term Care policy. The annual cost of the coverage was $1,196, $1,451 and $1,943, respectively.

Each NEO received membership to a downtown club that was used for business-related marketing. The annual cost to the Company of each membership was approximately $2,500.

Parking is also provided for each NEO at a cost of approximately $3,000 per year, and the Company provided either an automobile or an automobile allowance to Messrs. Beardall and Schoonover. Disclosure of these perquisites are included in the Summary Compensation Table under “Other.”

Retirement Plans

The Washington Federal 401(k) and Stock Ownership Plan (referred to as the "Retirement Plan") is a defined contribution plan in which all employees of the Company's operating bank subsidiary with over 1,000 hours worked are eligible to participate. Historically, the Company has contributed 11% of an employees' eligible base salary into the plan on his or her behalf. Company contributions vest ratably over six years; after six years of consecutive employment all contributions are 100% vested.

During fiscal 2016, the Company contributed 11% of each NEO's eligible base salary into the Retirement Plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.” Amounts exceeding IRS "Top-Heavy” rules are paid directly to the affected executive on a pre-tax basis.

Effective January 1, 2014, the Company added a guaranteed safe harbor matching contribution to the plan equal to 100% of the first 4% of compensation that employees (including NEO's) contribute to their account. In addition to the new match being guaranteed, all safe harbor matching contributions are immediately vested. The new match is not subject to the six-year vesting schedule of the current profit sharing contribution. This provides participants more investment flexibility. The Company anticipates that in the future, all eligible employees will continue to receive an annual discretionary profit sharing contribution from the Company, which is subject to a cap equal to 7% of eligible compensation.

Other Matters

The Compensation Committee also considers the accounting, tax, and administrative costs of specific executive compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives. The Compensation Committee also recognizes that regulatory factors can influence the structure of executive compensation programs and takes those into account as appropriate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Barbara L. Smith, Chairman
David K. Grant
Anna C. Johnson

Summary Compensation Table

The following tables and related narratives present the compensation for the Company's NEOs in the format specified by the SEC for each of the last three fiscal years.

Name and Principal Position:	Year	Salary	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Comp. (2)	All Other Comp. (3)	Total
Roy M. Whitehead Chairman of the Board and Chief Executive Officer	2016	$770,804	$1,023,854	$—	$1,408,721	$47,173	$3,250,552
	2015	765,179	968,319	—	979,429	98,766	2,811,693
	2014	750,000	1,024,012	—	834,719	87,105	2,695,836

Brent J. Beardall President and Chief Banking Officer	2016	398,925	475,361	—	364,538	32,147	1,270,971
	2015	390,925	451,882	—	250,192	56,560	1,149,559
	2014	363,970	409,605	—	213,440	53,889	1,040,904

Vincent L. Beatty Senior Vice President and Chief Financial Officer (started in May 2016)	2016	100,872	358,882	—	92,177	299	552,230

Cathy E. Cooper Executive Vice President and Retail Banking Group Manager (new role effective September 2016)	2016	109,440	24,940	—	16,917	6,640	157,937

Mark A. Schoonover Executive Vice President and Chief Credit Officer	2016	347,759	365,662	—	317,782	28,652	1,059,855
	2015	335,259	322,773	—	214,566	51,832	924,430
	2014	332,311	341,337	—	189,660	50,509	913,817

Linda S. Brower Former Chief Administration Officer (retired in April 2016)	2016	156,928	49,620	—	—	24,958	231,506
	2015	295,758	322,773	—	189,285	48,476	856,292
	2014	280,008	341,337	—	205,300	44,060	870,705

1.
Represents the estimated fair value of the restricted stock grants. Restricted stock grants vest ratably over three years and the fair value is calculated as the market price of the stock on the day of grant multiplied by the number of shares granted. The fair value for performance shares grants is calculated as required by Generally Accepted Accounting Practices utilizing a statistical model to estimate the probability of achieving the required total shareholder return. Note: As required by SEC rules these amounts are the fair value on date of grant and do not reflect the amount realized by the NEO's.

2.	These amounts represent cash incentives earned under the Short-Term Incentive Compensation Plan.

3.	Further descriptions of the amounts set forth under “All Other Compensation” for fiscal 2016 are set forth in the table below.

The Company does not maintain any pension plans or any non-qualified individual account plans or deferred compensation plans for any employee or director.

Name and Principal Position:	Year	Company Plan Contribution (1)	Other (2)	Total
Roy M. Whitehead Chairman of the Board and Chief Executive Officer	2016	$42,394	$4,779	$47,173
	2015	89,219	9,547	98,766
	2014	77,602	9,503	87,105

Brent J. Beardall President and Chief Banking Officer	2016	21,941	10,206	32,147
	2015	42,122	14,438	56,560
	2014	39,735	14,154	53,889

Vincent L. Beatty Senior Vice President and Chief Financial Officer (started in May 2016)	2016	—	299	299

Cathy E. Cooper Executive Vice President and Retail Banking Group Manager (new role effective September 2016)	2016	5,524	1,116	6,640

Mark A. Schoonover Executive Vice President and Chief Credit Officer	2016	18,631	10,021	28,652
	2015	36,493	15,339	51,832
	2014	35,213	15,296	50,509

Linda S. Brower Former Chief Administration Officer (retired in April 2016)	2016	16,501	8,457	24,958
	2015	32,066	16,410	48,476
	2014	30,470	13,590	44,060

1.
Contributions are made directly into the 401(k) plan up to the limit as provided in statute. Contributions in excess of this amount are paid directly in cash to the NEO. Prior to January 1, 2016, contributions were made semi-annually. Effective January 1, 2016, contributions are made annually at the end of each calendar year. Due to timing of the change, 2016 only includes a contribution for six months.

2.	Includes auto, parking, long-term care and disability insurance premiums.

Grants of Plan-Based Awards for the 2016 Fiscal Year

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2016 to the NEOs. Grants of equity incentive plan awards to each NEO were made pursuant to the Company's 2011 Incentive Plan. There can be no assurance that the grant date fair value of the stock awards listed below will ever be realized.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All other equity awards (#) (2)	Grant date fair value of equity awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Roy M. Whitehead	10/27/15	—	772,500	1,545,000	—	—	—	28,000	694,680
	10/27/15				10,500	13,125	42,000		325,631
Brent J. Beardall	10/27/15	—	200,000	400,000	—	—	—	13,000	322,530
	10/27/15				4,875	6,094	19,500		151,192
Vincent L. Beatty	05/23/16	—	140,000	280,000	—	—	—	10,000	243,500
	05/23/16				3,750	4,688	15,000		114,153
Cathy E. Cooper	10/30/15	1,090	24,525	49,050	—	—	—	1,000	24,940
Mark A. Schoonover	10/27/15	—	176,000	352,000	—	—	—	10,000	248,100
	10/27/15				3,750	4,688	15,000		116,309
Linda S. Brower	10/27/15	—	—	—	—	—	—	2,000	49,620

1.
Represents Performance Stock Awards (in # shares) that vest 33% per year based on approved total shareholder return thresholds. Threshold # of shares represents 25% vesting, which is based on achievement of a 9% total shareholder return. Target # shares represents 31.25% vesting, which represents the mid-point of the total shareholder return range and an estimated 50% likelihood of achieving that level.

2.	Represents Restricted Stock Awards that vest in equal annual increments over three years.

3.
The fair value of Restricted Stock Awards is calculated based on the Company's closing stock price on the day of grant multiplied by the number of shares granted. The fair value of Performance Stock Awards is calculated based on the Company's closing stock price on the day of grant multiplied by a probability factor to estimate the likelihood of achieving the required total shareholder return. The closing stock price was $24.81 on October 27, 2015, $24.94 on October 30, 2015 and $24.35 on May 23, 2016.

Outstanding Equity Awards at Fiscal Year End

The following tables set forth information on outstanding option and stock awards held by the NEOs at September 30, 2016, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.

	Option Awards
					Option	Option
	Grant	Years	Options		Exercise	Expiration
Name	Date	Vesting (#)	Exercisable (#)	Unexercisable	Price ($)	Date
Brent J. Beardall	3/26/2007	5	10,000	—	23.75	3/26/2017
Brent J. Beardall	3/24/2008	5	20,000	—	24.03	3/24/2018
Linda S. Brower	3/26/2007	5	10,000	—	23.75	3/26/2017
Linda S. Brower	3/24/2008	5	20,000	—	24.03	4/8/2017
Cathy E. Cooper	3/26/2007	5	2,000	—	23.75	3/26/2017
Cathy E. Cooper	3/24/2008	5	1,500	—	24.03	3/24/2018
Mark A. Schoonover	11/19/2007	5	10,000	—	22.06	11/19/2017
Mark A. Schoonover	1/22/2008	3	3,500	—	20.58	1/22/2018
Mark A. Schoonover	3/24/2008	5	5,000	—	24.03	3/24/2018
Roy M. Whitehead	3/24/2008	5	40,000	—	24.03	3/24/2018

	Stock Awards
		# of	# of Shares	$ Market Value
	Grant	Years	of Unvested	of Unvested
Name	Date	Vesting	Restricted Stock	Restricted Stock (1)

Brent J. Beardall	10/27/2015	3	13,000	$346,840
Brent J. Beardall	10/27/2015	3	19,500	520,260
Brent J. Beardall	12/2/2014	3	9,333	249,004
Brent J. Beardall	12/2/2014	3	14,000	373,520
Brent J. Beardall	10/28/2013	3	4,000	106,720
Brent J. Beardall	10/28/2013	3	6,000	160,080
			65,833	$1,756,424

Vincent L. Beatty	5/23/2016	3	10,000	$266,800
Vincent L. Beatty	5/23/2016	3	15,000	400,200
			25,000	$667,000

Cathy E. Cooper	10/30/2015	5	1,000	$26,680
Cathy E. Cooper	10/27/2014	5	400	10,672
Cathy E. Cooper	10/29/2013	5	300	8,004
Cathy E. Cooper	10/22/2012	5	400	10,672
Cathy E. Cooper	10/24/2011	5	100	2,668
			2,200	$58,696

Mark A. Schoonover	10/27/2015	3	10,000	$266,800
Mark A. Schoonover	10/27/2015	3	15,000	400,200
Mark A. Schoonover	12/2/2014	3	6,667	177,876
Mark A. Schoonover	12/2/2014	3	10,000	266,800
Mark A. Schoonover	10/28/2013	3	3,333	88,924
Mark A. Schoonover	10/28/2013	3	5,000	133,400
			50,000	$1,334,000

Roy M. Whitehead	10/27/2015	3	28,000	$747,040
Roy M. Whitehead	10/27/2015	3	42,000	1,120,560
Roy M. Whitehead	12/2/2014	3	20,000	533,600
Roy M. Whitehead	12/2/2014	3	30,000	800,400
Roy M. Whitehead	10/28/2013	3	10,000	266,800
Roy M. Whitehead	10/28/2013	3	15,000	400,200
			145,000	$3,868,600

(1) The value of the restricted stock awards is calculated by multiplying the number of shares by $26.68, the closing market price for the Company's common stock on September 30, 2016.

Option Exercises and Stock Vested During Fiscal 2016

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during fiscal 2016 for each of our NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Roy M. Whitehead	40,000	$84,424	65,200	$1,507,340
Brent J. Beardall	10,000	26,615	29,267	677,030
Cathy E. Cooper (2)	3,750	19,184	700	17,232
Mark A. Schoonover	—	—	23,001	531,265
Linda S. Brower	10,000	20,500	34,766	789,062

(1) Represents Restricted Stock Awards and Performance Shares. The value of the shares of Common Stock acquired upon vesting of the award is calculated by multiplying the number of shares by the closing price of the Company's common stock on the date the award vests.
(2) Represents awards that vested or were exercised prior to appointment as an NEO.

Potential Payments Upon Change in Control

In August 2015, the Board implemented Change of Control Agreements with the CEO, PCBO and CCO ("Covered NEOs"). The Change of Control Agreements have a double trigger that provides for a severance payment to the Covered NEO if the Company experiences a Change of Control (as defined in the Change of Control Agreements) and the Covered NEO's employment terminates during the three years after a Change of Control.

Specifically, the Change of Control Agreements provide that the Covered NEO will receive payment only if, in connection with a Change of Control, the Covered NEO’s employment is terminated involuntarily by the Company (including any successor in such Change in Control) without Cause or voluntarily by the Covered NEO for Good Reason, each of which are defined in the Change of Control Agreements. If employment is terminated by the Company without Cause or by such Covered NEO for Good Reason during the first three years after a Change of Control, the Covered NEO will receive a lump sum payment on the 60th day following termination equal to the sum of (1) the pro-rata annual bonus due to such Covered NEO for the portion of the year worked prior to the termination, based upon the higher of (a) such NEO’s highest bonus paid by the Company under the Company’s annual incentive plans for the three years preceding the Change of Control and (b) the annual bonus paid or payable to the Covered NEO for the last fiscal year (the “Highest Annual Bonus”); (2) a lump sum payment equal to the product of (a) a multiple of 2.99 for the Company’s CEO and a multiple of 2 for all other Covered NEOs, times (b) the sum of (i) the Covered NEO’s annual base salary and (ii) the Highest Annual Bonus (the “Severance Payment”) and (3) a lump sum payment equal to the present value of the continuation for 2 years after the Covered NEO’s date of termination (2.99 years for the CEO) of employee welfare benefits to the Covered NEO or the Covered NEO’s family that are at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect on the date of termination. Any such Covered NEO will also receive all unpaid vacation pay through the date of termination in accordance with the Company’s policies applicable to all employees and may receive outplacement assistance.

If a Covered NEO's employment is terminated for his or her death or disability during the first three years after a Change of Control, the Covered NEO will receive an additional lump sum payment on the 60th day following termination equal to a pro-rata annual bonus due to such Covered NEO for the portion of the year worked prior to the termination equal to the Highest Annual Bonus amount.

In addition, pursuant to the 2001 and 2011 Incentive Plans, all unvested stock options and restricted stock awards will become fully vested upon a change of control (as defined in the Incentive Plans) of the Company.

Except for the Change of Control Agreements described above, none of the NEOs have employment agreements and are “at will” employees.

The following table quantifies the payments that would be made to Covered NEOs if the Company experienced a Change of Control as of September 30, 2016 and they were terminated by the Company without Cause or voluntarily by the Covered NEOs with good reason:

	Potential Change in Control Payments
Name	Severance Payment	Highest Bonus Amount (1)	Vesting of Stock Options (#) (3)	Vesting of Restricted Stock and Performance Shares (2) (3) (4)	Benefits Payment (5)	Total
Roy M. Whitehead	$2,304,704	$4,212,076	$—	$3,868,600	$22,317	$10,407,697
Brent J. Beardall	797,850	729,076	—	1,756,424	14,928	3,298,278
Mark A. Schoonover	695,518	635,564	—	1,334,000	14,928	2,680,010

1.	Each Covered NEO would also receive the payments set forth in this column if termination following a Change of Control is due to death or disability.

2.	Based on a price per share of $26.68, the closing market price for the Company's common stock on September 30, 2016.

3.
Pursuant to the Company's 2001 and 2011 Incentive Plans applicable to all employees, all unvested stock options and restricted stock awards will become fully vested upon a “change in control” of the Company. A “change in control” is defined in the Incentive Plans to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

4.	Each Covered NEO would also receive the payments set forth in this column if terminated after a change of control due to death or disability

5.	The value of the continuation of benefits under our medical, dental and vision plan is estimated based on the per-employee cost of that plan for the Covered NEO during 2016.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Directors of the Company during fiscal 2016, other than Mr. Whitehead whose compensation for service as CEO is fully reflected in the Summary Compensation Table and the other related tables in the discussion above. No compensation is paid to Mr. Whitehead for his service as a director.

	Fees Earned or Paid in Cash	Fair Value of Stock Awards (1)	All Other Compensation	Total
David K. Grant	$43,000	$50,304	—	$93,304
Anna C. Johnson	43,500	50,304	—	93,804
Thomas J. Kelley	48,500	50,304	—	98,804
Erin N. Lantz	2,500	—	—	2,500
Mark N. Tabbutt	45,500	50,304	—	95,804
Randall H. Talbot	42,000	50,304	—	92,304
Barbara L. Smith	43,000	50,304	—	93,304

1.
These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FASB ASC 718. The assumptions made in valuing the stock awards are included under the caption “Stock Option Plans” in Note N of Notes to Consolidated Financial Statements in the 2016 Annual Report on Form 10-K and such information is incorporated herein by reference.

Director Fees

During the past fiscal year, Directors were paid an annual retainer of $25,000, except for the Chairman of the Audit Committee, who received an annual retainer of $31,000. Erin Lantz, who was appointed to the Board on September 14, 2016, received no retainer for fiscal 2016. Each Director is also paid a fee of $2,500 for each board meeting attended. Members of the Audit, Compliance, Compensation, Executive, Regulatory Compliance, Risk Management and Nominating and Governance Committees receive a fee of $500 per committee meeting attended. Committee Chairs receive a fee of $1,000 per meeting. Directors participating in committee and board meetings by telephone received one-half the normal fee. The Chairman of the Board, who also serves as the Company's CEO, receives no fees or additional compensation for activities related to the Board. The Director Emeritus receives a monthly retainer of $1,500. Stock awards to Directors are anticipated to continue in future years as a means to increase alignment of directors with the Company's stockholders.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S
NAMED EXECUTIVE OFFICERS

In accordance with recently adopted changes to Section 14A of the Securities Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Company's executive officers, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of NEO compensation in this proxy statement.

The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of stockholders. The Board and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under “Compensation Discussion and Analysis." NEO compensation for 2016 reflects the effectiveness of the Company's executive compensation program in fulfilling its objectives. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

The Company's Board has requested a stockholder vote on the Company's executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding NEO compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company's stockholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in this proxy statement under "Executive Compensation," including "Compensation Discussion and Analysis," and the related narrative disclosures, is hereby approved."

This is an advisory vote only, and neither the Company nor the Board will be bound to take action based upon the outcome. However, the Board and Compensation Committee will review the results of the vote and will consider the vote of the stockholders when making decisions regarding future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, stockholders of the Company will be asked to ratify the appointment of Deloitte & Touche LLP ("Deloitte"), as the Company's independent registered public accountants for the fiscal year ending September 30, 2017. This appointment was recommended and approved by the Audit Committee of the Company. If the stockholders do not ratify the appointment of Deloitte, then the Audit Committee may reconsider the appointment. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

Deloitte has advised the Company that neither the firm nor any of its members has any relationship with the Company or any of its subsidiaries other than the usual relationship that exists between independent registered public accountants and clients.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017

PRINCIPAL ACCOUNTING FEES AND SERVICES

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2016 and 2015 fiscal years were as follows:

	2016	2015
Audit Fees	$916,000	$910,000
Audit Related Fees	66,500	80,000
Tax Fees	—	—
Other Fees	—	—
Total Fees	$982,500	$990,000

Audit Fees consisted of fees related to the audit of the Company's annual financial statements for the fiscal years ended September 30, 2016 and 2015, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years and consents related to various filings with the SEC.

All services provided by Deloitte and the related fees are required to be pre-approved by the Audit Committee. The Audit Committee has considered and determined that the other professional services provided by Deloitte are compatible with maintaining its independence.

The Audit Committee of the Board has implemented procedures under the Company's Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the Pre-Approval Policy) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company's independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company's independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit services provided by Deloitte to the Company in 2016 and 2015 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company and it will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS

No stockholder proposals were submitted in connection with this Annual Meeting.

Any proposal that a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 425 Pike Street, Seattle, Washington 98101 no later than August 11, 2017. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Stockholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an Annual Meeting pursuant to Section 2.15 of the Company's Amended and Restated Bylaws, which provides that business at an Annual Meeting of Stockholders must be: (a) properly brought before the meeting by or at the direction of the Board of the Company; or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices at 425 Pike Street, Seattle, Washington 98101 no later than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Stockholders of the Company, or not later than September 10, 2017 in connection with the Annual Meeting of Stockholders for the fiscal year 2017. Such stockholder's notice is required to set forth certain information specified in the Company's Amended and Restated Bylaws. A stockholder should carefully read our bylaws to comply with the notice requirements for such stockholder proposals and stockholder nominees for director.

ANNUAL REPORTS

Stockholders of record as of the Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the year ended September 30, 2016 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of the Company as of September 30, 2016 and 2015 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2016, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal's independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended September 30, 2016. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Vincent L. Beatty, Senior Vice President and Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through the Company's website: www.washingtonfederal.com.

Washington Federal, Inc.

425 PIKE STREET
SEATTLE, WA 98101-2334

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 David K. Grant 02 Randall H. Talbot 03 Anna C. Johnson

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000303404_1 R1.0.1.1

Annual Meeting of Stockholders of

WASHINGTON FEDERAL, INC.

January 18, 2017

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

WASHINGTON FEDERAL, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors.

The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. ("Washington Federal") held of record by the undersigned on November 25, 2016, at the Annual Meeting of Stockholders to be held at Sheraton Hotel, Willow Room, 1400 6th Avenue, Seattle, Washington on Wednesday, January 18, 2017 at 2:00 p.m. Pacific time, or at any adjournment thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then this proxy will be voted FOR the nominees named under Proposal 1 and FOR Proposals 2 AND 3. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Washington Federal called for the 18TH day of January 2017 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.

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Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 18, 2017

WASHINGTON FEDERAL, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: November 25, 2016
Date: January 18, 2017 **Time:** 2:00 PM PST
Location: Sheraton Hotel
Willow Room
1400 6th Avenue
Seattle, WA 98101

Washington Federal, Inc.
425 PIKE STREET
SEATTLE, WA 98101-2334

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 04, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 David K. Grant 02 Randall H. Talbot 03 Anna C. Johnson

The Board of Directors recommends you vote FOR proposals 2 and 3.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

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